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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-40524 and 333-65616) pertaining to the Amended and Restated 1995 Stock Option Plan, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, and in the related Prospectuses, of IntraBiotics Pharmaceuticals, Inc. of our report dated February 1, 2002, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

Palo Alto, California February 14, 2002	/s/ ERNST & YOUNG LLP

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Consent of Ernst & Young LLP, Independent Auditors